3






                       --------------------------------


                          AGREEMENT AND PLAN OF MERGER


                                      among


                     VS&A COMMUNICATIONS PARTNERS III, L.P.


                                 VS&A-GP, L.L.C.

                            VS&A-GP ACQUISITION, INC.


                                       and


                            GP STRATEGIES CORPORATION


                                   dated as of


                                 October 6, 1999


                       --------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                 October 6, 1999


           The parties to this agreement are VS&A Communications Partners III, L.P., a Delaware limited partnership ("Parent"), VS&A-GP, L.L.C., a Delaware limited liability company wholly owned by Parent and its affiliate VS&A Communications Parallel Partners III, L.P. (the "LLC"), VS&A-GP ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of LLC (the "Sub"), and GP Strategies Corporation, a Delaware corporation (the "Company").

           The parties wish to provide for the acquisition of the Company by Parent by means of a merger (the "Merger") of the Sub into the Company pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL").Pursuant to an agreement dated August 31, 1999, among the Parent and certain stockholders (the "Stockholders")of the Company (the "Stockholder Agreement"), as amended on the date hereof, each of the Stockholders has agreed, with certain exceptions, to exercise all options held by him to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock") and Class B Capital Stock, par value $.01 ("Capital Stock"), to vote all of his shares of Common Stock and Capital Stock in favor of the Merger and, immediately prior to the Effective Time (as defined in Section 1.3) of the Merger, to acquire membership interests in the LLC in exchange for his contribution to the LLC of Shares (as defined below)owned by him (the "Exchanged Shares"). The shares of Common Stock and the shares of Capital Stock are referred to collectively as the "Shares."

            It is therefore agreed as follows:


                                    ARTICLE I

                                       THE MERGER

           Section I.1 The Merger. Subject to the terms and conditions of this agreement,the Company and the Sub shall consummate the Merger pursuant to which
(a)the Sub shall be merged with and into the Company and the separate corporate existence of the Sub shall thereupon cease and (b) the Company shall be the successor or surviving corporation in the Merger (sometimes referred to below as the "Surviving Corporation") and shall continue to be governed by the law of Delaware. Subject to Section 4.8(a)(i), the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on Exhibit 1.1(a) to this agreement and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on Exhibit 1.1(b) to this agreement.The Merger shall have the effects specified in the DGCL.

            Section I.2  Stockholders' Meeting.  Subject to the  provisions  of
Section 4.4, the Company, acting through its Board of Directors (the "Board of Directors"), shall, in accordance with applicable law:

                  (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the execution of this agreement for the purpose of considering and adopting this agreement;

                  (ii) prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Merger and this agreement and use its reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement shall be made by the Company without consultation with Parent and its counsel; and

                 (iii) (x) include in the Proxy Statement the recommendation of the Board of Directors that stockholders of the Company approve this agreement and the transactions contemplated hereby, (y) use reasonable efforts to solicit from stockholders of the Company proxies in favor of adoption of this agreement, and take all other actions reasonably necessary or advisable to secure such vote, and (z) cooperate with Parent, LLC and Sub with respect to each of the foregoing matters.

             Section I.3  Effective  Time.  On the  Closing  Date (as defined in
Section 1.4), Parent and the Company shall cause a Certificate of Merger to be executed and filed with the secretary of state of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State or such time subsequent to such filing as is agreed upon by the parties and specified in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this agreement as the "Effective Time."

             Section I.4 Closing. The closing of the transactions relating to the Merger (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 10:00 a.m. on a date to be specified by Parent, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Sections 5.1(a), 5.1(c) and 5.2(f), or on such other date or at such other place as the parties to this agreement may agree upon in writing. The date of the Closing is referred to in this agreement as the "Closing Date."

             Section I.5 Directors and Officers of the Surviving Corporation. The directors and officers of the Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

             Section I.6 Conversion of Stock Upon the Merger. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any shares of the Company, LLC or the Sub:

                   (a) The Sub Common Stock. Each issued and outstanding share of the Sub's common stock as of the Effective Time shall be converted into and become 11,000 fully paid nonassessable shares of common stock of the Surviving Corporation.

                   (b) Cancellation of Treasury Stock and Parent-Owned Stock. All issued and outstanding Shares that, as of the Effective Time, are owned by the Company as treasury stock or owned by Parent, LLC, the Sub or any other wholly owned Subsidiary of Parent or LLC shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                   (c) Conversion of the Company's Common Stock and Capital Stock. Each issued and outstanding Share as of the Effective Time (other than Shares to be canceled in accordance with Section 1.6 (b) and any Shares held by stockholders exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")) shall be converted into the right to receive an amount equal to $13.74 per Share (the "Merger Consideration"), payable in cash to the holder, without interest, upon surrender, in the manner provided in
Section 1.7, of the Certificate (as defined in Section 1.7(b)) formerly representing that Share. All such Shares, when so converted upon the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto except the right to receive the Merger Consideration therefor upon the surrender of the Certificate in accordance with Section 1.7, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of the shares as determined in accordance with Section 262 of the DGCL.

                   (d) Conversion of Options. Options to purchase shares of Common Stock or Capital Stock pursuant to the Option Plan (as defined in Section 1.9) or the Other Option Agreements (as defined in Section 1.9) are collectively referred to as the "Company Options". Each Company Option outstanding as of the Effective Time (whether vested or unvested) shall be converted into the right to receive an amount equal to the product of (i) the number of Shares issuable upon exercise of such Company Option and (ii) the greater of (A) the excess, if any, of the per Share Merger Consideration over the per Share exercise price of such Company Option and (B) $.05, payable in cash to the holder, without interest, and net of applicable withholding taxes.

             Section I.7 Exchange of Certificates.

                   (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to the Merger. Such funds shall be delivered by the Parent to the Paying Agent on the Closing Date and prior to the Effective Time and shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation; provided that such investments shall be short-term obligations of, or backed by the full faith and credit of, the United States and shall provide sufficient liquidity to pay the Merger Consideration to the holders of the Shares in accordance with this agreement.

                   (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted upon the Merger into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed prior to the Effective Time by Parent, subject to the approval of the Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive forthwith in exchange therefor the Merger Consideration for each Share formerly represented by the Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 1.7.

                   (c) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to those Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for cash as provided in this Article I.

                   (d) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

             Section I.8 Dissenters' Rights. If any Dissenting Stockholder shall demand to be paid the "fair value" of such holder's Shares, as provided in
Section 262 of the DGCL, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted upon the Merger into the Merger Consideration.

             Section I.9 Company Plans. As of the Effective Time, the Company's 1973 Non-Qualified Stock Option Plan (the "Option Plan") shall terminate. Options to purchase an aggregate of 3,083,207 shares of Common Stock are outstanding under the Option Plan, as reflected in Section 1.9 of the Company Disclosure Schedule, and options to purchase an aggregate of 11,560 Shares of Common Stock and 500,000 shares of Capital Stock are outstanding under other agreements to issue Shares (the "Other Option Agreements"). The number and holders of options granted under each of the Other Option Agreements are set forth in Section 1.9 of the Company Disclosure Schedule (as defined below). Options granted under the GTS Duratek, Inc. Stock Option Plan (as listed on
Section 1.9 of the Company Disclosure Schedule) shall not be affected by the Merger.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to Parent, LLC and the Sub that all of the statements contained in this Article II are true and correct as of the date of this agreement (or, if made as of a specified date, as of such date), except as set forth in the schedule attached to this agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule").

             Section II.1Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. As used in this agreement, the term "Subsidiary" shall mean all corporations or other entities in which the Company or Parent or the Sub, as the case may be, owns 50% or more of the issued and outstanding capital stock or similar interests. Each of the Company and its Subsidiaries which are set forth in Section 2.1 of the Company Disclosure Schedule is duly qualified or licensed to do business and in good standing in each jurisdiction set forth in Section
2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any equity interest in any entity where the Company's equity interest in such entity exceeds five percent of the outstanding equity of such entity on the date hereof.

             Section II.2Capitalization.

                   (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, 2,800,000 shares of Capital Stock and
10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of the date hereof, (i) 11,081,043 shares of Common Stock are issued and outstanding, (ii) 427,186 shares of Common Stock are issued and held in the treasury of the Company, (iii) 450,000 shares of Capital Stock are issued and outstanding, (iv) no shares of Capital Stock are issued and held in the treasury of the Company, (v) no shares of Preferred Stock are issued, (vi) 950,000 shares of Common Stock are reserved for issuance upon conversion of Capital Stock issued or issuable upon exercise of Company Options, (vii) 3,094,767 shares of Common Stock are reserved for issuance upon exercise of outstanding Company Options, (viii) 0 shares of Common Stock are reserved for issuance upon the exercise of options authorized but not granted under the Option Plan, (ix) 500,000 shares of Capital Stock are reserved for issuance upon exercise of Company Options, (x) 63,321 shares of Common Stock are reserved for issuance upon exercise of warrants (the "Company Warrants") and (xi) 10,000 shares of Series A Junior Participating Preferred Stock are reserved for issuance upon exercise of the rights to purchase Preferred Stock (the "Company Rights") pursuant to the Rights Agreement between the Company (then known as National Patent Development Corporation) and Harris Trust Company of New York, as Rights Agent, dated as of June 23, 1997 (the "Rights Agreement"). All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this agreement and the Stockholder Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options (other than the Company Options outstanding on the date hereof), warrants (other than the Company Warrants outstanding on the date hereof), calls, pre-emptive rights, subscriptions or other rights (other than the Company Rights), agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) except as set forth in Section 2.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                   (b) All of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company (except as set forth in Section 2.2 of the Company Disclosure Schedule), directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries (except as set forth in Section 2.2 of the Company Disclosure Schedule) free and clear of all liens, charges, claims or encumbrances ("Encumbrances").

                   (c) Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

             Section II.3Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except as contemplated by Section 1.2 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this agreement and the consummation by it of the transactions contemplated hereby. This agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent, LLC and the Sub, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

             Section II.4Consents and Approvals;  No Violations.  Except for the
filings, consents and approvals set forth in Section 2.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, and the DGCL, none of the execution, delivery or performance of this agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract (as defined in Section 2.17), other than as set forth in Article Thirteenth of the Company's Restated Certificate of Incorporation, as amended, or (iv) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets. Section 2.4 of the Company Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained in connection with this agreement under any Material Contract prior to the consummation of the transactions contemplated by this agreement.

             Section II.5SEC Reports and Financial Statements. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except for the absence of footnotes with respect to interim Financial Statements) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

             Section  II.6Absence  of Certain  Changes.  Except as  disclosed in
Section 2.6 of the Company Disclosure Schedule, since December 31, 1998 the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary and usual course and there have not occurred any events or changes having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this agreement.

             Section II.7No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (x) incurred in the ordinary course of business and consistent with past practice, (y) arising pursuant to the terms of this agreement or (z) as set forth in Section 2.7 of the Company Disclosure Schedule, since December 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which in the aggregate are material and which would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto).

             Section II.8Litigation. Except as set forth in Section 2.8 of the Company Disclosure Schedule, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries before any Governmental Entity where the plaintiff or other claimant or party seeks to recover from the Company or any of its Subsidiaries an amount in excess of $500,000, excluding workers compensation or unemployment benefits claims. Except as disclosed in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree.

             Section II.9Employee Benefit Plan; ERISA.

                   (a) Section 2.9(a) of the Company Disclosure Schedule sets forth a true and complete list (or, in the case of an unwritten plan, a description) of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, pension, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement, health, life, stock option, stock purchase, restricted stock, tuition refund, scholarship, relocation, disability, accident, sick, vacation, individual employment, consulting, executive compensation, incentive, commission, retention, change in control, noncompetition, and other plans, agreements, policies, trust funds, or arrangements (whether written or unwritten, insured or self-insured, domestic or foreign) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) within the last six years by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated, which together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 414(b), 414(c) or 414(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or the regulations issued under Section 414(o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee, director or shareholder of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries or (ii) with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate has or has had any obligation within the last six years on behalf of any such employee, director, shareholder, or beneficiary (each a "Benefit Plan" and, collectively, the "Benefit Plans"). None of the Company, any of its Subsidiaries or any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee, director or shareholder (whether current, former or retired) of the Company or any of its Subsidiaries or their beneficiaries.

                   (b) With respect to each Benefit Plan: (i) each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code (or similar provision for tax-registered or tax-favored plans of foreign jurisdictions) has received a determination letter from the United States Internal Revenue Service to the effect that the Benefit Plan is so qualified and any trust maintained pursuant thereto is exempt from taxation under Section 501(a) of the Code (or similar determination letter or approval for tax-registered or tax-favored plans of foreign jurisdictions) and nothing has occurred or is expected to occur through the Effective Time that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;
(ii) such Benefit Plan complies in all material respects with, and has been maintained and administered in accordance with, its terms (including, without limitation, the pass-through voting and tender provisions of any Benefit Plan with respect to any Common Stock held thereunder) and applicable statutes, orders or governmental rules or regulations, including but not limited to ERISA and the Code, no notice has been issued by any Governmental Entity questioning or challenging such compliance, and no condition exists that would be expected to affect such compliance; (iii) no disputes, claims or other actions are pending or asserted, or, to the best of the Company's knowledge, threatened, that would be expected to give rise to any liability on the part of the Company, any of its Subsidiaries or any ERISA Affiliate (other than non-material, routine claims for benefits); (iv) no "prohibited transaction" (within the meaning of
Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur; (v) all contributions and premiums due as of the date hereof in respect of any Benefit Plan (taking into account any extensions for such contributions and premiums) have been made in full or accrued on the Company's balance sheet; (vi) with respect to each Benefit Plan that is funded mostly or partially through an insurance policy, none of the Company, any of its Subsidiaries or any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Effective Time; and (vii) nothing has occurred that could reasonably be expected to increase the costs associated with any Benefit Plan.

             (c) Except as set forth in Section 2.9(c) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any ERISA Affiliate or any of their respective predecessors has within the last six years contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA. With regard to the multiple employer defined benefit plan (within the meaning of Section 413(c) of the Code) set forth in
Section 2.9(c) of the Company Disclosure Schedule (the "Terminated Pension Plan"), the Company has (i) taken all corporate actions necessary to terminate the Terminated Pension Plan; (ii) received a favorable determination letter from the United States Internal Revenue Service approving the tax-qualified status of the Terminated Pension Plan upon its termination; (iii) timely filed PBGC Forms 500 and 501, including all schedules and attachments; (iv) timely filed the final Form 5500 with the United States Internal Revenue Service; and (v) taken all other actions as are necessary or appropriate to effectuate the termination of the Terminated Pension Plan in accordance with its terms and the Code, ERISA and other applicable law. None of the Company, any of its Subsidiaries, any ERISA Affiliate, or any of their respective predecessors has or could reasonably be expected to have any liability with respect to the Terminated Pension Plan.

             (d) Except as set forth in Section 2.9(d) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to, or in any way provides welfare benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

             (e) No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code. None of the Company, any of its Subsidiaries or any ERISA Affiliate has any unfunded liabilities pursuant to any Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and that is not an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan, an excess benefit plan or a Foreign Employee Plan (as defined below).

             (f) Except as disclosed on Section 2.9(f) of the Company Disclosure Schedule, neither the execution of this agreement nor the consummation of the transactions contemplated hereby will (i) entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual solely by reason of such transactions or by reason of a termination of employment following such transactions, (ii) constitute or result in a prohibited transaction under
Section 4975 of the Code or Section 406 of ERISA or (iii) subject the Company, any of its Subsidiaries, any ERISA Affiliate, any of the Benefit Plans, any related trust, any trustee or administrator of any thereof, or any party dealing with the Benefit Plans or any such trust to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code. The Company is primarily engaged directly or through majority owned subsidiaries in the production or sale of a product or service, other than the investment of capital.

             (g) With respect to each Benefit Plan, the Company has previously delivered to Parent or its representatives accurate and complete copies of all plan documents, summary plan descriptions, summaries of material modifications, trust agreements and other related agreements, including all amendments to the foregoing; the most recent annual report; the annual and periodic accounting of plan assets in respect of the three most recent plan years; the most recent determination letter received from the United States Internal Revenue Service; the actuarial valuation; and any material communication from any Governmental Entity, to the extent any of the foregoing may be applicable to a particular Benefit Plan, in respect of the three most recent plan years.

             (h) With respect to each scheme or arrangement mandated by a government other than the United States and with respect to each Benefit Plan that is not subject to United States law (a "Foreign Employee Plan"), the fair market value of the assets of each funded Foreign Employee Plan, the liability of each insurer for any Foreign Employee Plan funded through insurance or the book reserve established for any Foreign Employee Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations (taking into account all projections for future salary increases with respect to all service before the Closing Date), as of the date of this agreement, with respect to all current and former participants in such Foreign Employee Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Employee Plan and no transaction contemplated by this agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

             Section II.10     Tax Matters; Government Benefits.

                   (a) Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company and its Subsidiaries have filed all Tax Returns (as hereinafter defined) that are required to be filed and have paid or caused to be paid all Taxes (as hereinafter defined) that are either shown on such Tax Returns as due and payable or otherwise due or claimed to be due by any taxing authority in writing. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company and each of its Subsidiaries with respect to their results of operations through December 31, 1998 (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Company's consolidated balance sheet as of December 31, 1998 included in the Financial Statements (the "Balance Sheet"). Since December 31, 1998, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                   (b) Neither the Company nor any of its Subsidiaries has violated any applicable law of any jurisdiction relating to the payment and withholding of Taxes, including, without limitation, (x) withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under non-U.S. law and (y) withholding of Taxes in respect of amounts paid or owing to any employee, creditor, independent contractor or other third party. The Company and each of its Subsidiaries have, in the manner prescribed by law, withheld and paid when due all Taxes required to have been withheld and paid under all applicable laws.

                   (c) There are no Encumbrances upon the shares of capital stock of any of the Company's Subsidiaries or any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due.

                   (d) Except as set forth in Section 2.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

                   (e) Except as set forth in Section 2.10 of the Company Disclosure Schedule, no federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the best of the Company's knowledge, are pending with regard to any Taxes or Tax Returns of the Company or of any of its Subsidiaries. No written notification has been received by the Company or by any of its Subsidiaries that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. To the best of the Company's knowledge, there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either claimed or raised by any taxing authority in writing.

                   (f) Except as set forth in Section 2.10 of the Company Disclosure Schedule, during their most recent five taxable years, respectively, neither the Company nor any of its Subsidiaries has made a material change in tax accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which has or would be reasonably likely to materially adversely affect the Company or its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law, by reason of a voluntary change in tax accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

                   (g) Except as set forth in Section 2.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (other than contracts or arrangements among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries is aware of any potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement. Neither the Company nor any of its Subsidiaries has any liability for Taxes of another person by contract or otherwise.

                   (h) Except as set forth in Section 2.10 of the Company Disclosure Schedule, no power of attorney with respect to any matter relating to Taxes or Tax Returns has been granted by or with respect to the Company or any of its Subsidiaries.

                   (i) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                   (j) During the most recent five taxable years of the Company and of each of its Subsidiaries, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision, or any similar provision of any state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.

                   (k) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                   (l) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has never been a member of an Affiliated Group within the meaning of
Section 1504 of the Code, other than an Affiliated Group for which the Company is or was the common parent. None of the Subsidiaries of the Company is a foreign personal holding company within the meaning of Section 552 of the Code or a passive foreign investment company within the meaning of Section 1296 of the Code.

                   (m) Except as set forth in Section 2.10 of the Company Disclosure Schedule, no taxing authority is asserting or threatening to assert a claim in writing against the Company, or any of its Subsidiaries under or as a result of Section 482 of the Code or any similar provision of state, local or foreign law.

                   (n) Section 2.10 of the Company Disclosure Schedule lists all federal, state, local and foreign Tax Returns in respect of which an audit is in progress or is, to the best of the Company's knowledge, pending, which was filed by, on behalf of or with respect to the Company and its Subsidiaries. The Company has delivered to Parent complete and accurate copies of each of: (A) all audit, examination and similar reports and all letter rulings and technical advice memoranda filed or received by the Company during the last five years relating to federal, state, local and foreign Taxes due from or with respect to the Company and its Subsidiaries; (B) all federal, state and local and foreign Tax Returns, Tax examination reports and similar documents filed by the Company and its Subsidiaries during the last five years; and (C) all closing agreements entered into by the Company and its Subsidiaries with any taxing authority and all statements of Tax deficiencies assessed against or agreed to by the Company and its Subsidiaries during the last five years.

                   (o) As used in this agreement, the following terms shall have the following meanings:

                         (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum, estimated and other taxes, and shall include interest, penalties or additions attributable thereto; and

                         (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

             Section II.11 Title and Condition of Properties. Section 2.11 of the Company Disclosure Schedule contains a true, correct and complete list of all owned and all material leased real property in which the Company or any Subsidiary has an interest, whether an ownership interest, interest pursuant to a lease or sublease, water rights or otherwise, and a description of the interests owned by the Company and any Subsidiary therein (including a brief description of the property, the location thereof and the improvements thereon). Except as set forth in Section 2.11 of the Company Disclosure Schedule, the Company and its Subsidiaries own good and marketable title, free and clear of all Encumbrances, to all of the real property, and good title, free and clear of all Encumbrances to all of the personal property and assets, shown on the Balance Sheet or acquired after December 31, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since December 31, 1998 in the ordinary course of business, (B) Encumbrances reflected in the Balance Sheet or in the notes thereto, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Encumbrances for Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and its Subsidiaries are in good condition and repair in all material respects, except for ordinary wear and tear not caused by neglect, and are useable in the ordinary course of business. The personal property and assets reflected on the Balance Sheet or acquired after December 31, 1998, the rights under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and the Intellectual Property (as defined in Section 2.12) owned or used by the Company under valid Licenses (as defined in Section 2.12) collectively include all assets necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company and its Subsidiaries and to conduct the business of the Company and its Subsidiaries as presently conducted or as currently contemplated to be conducted.

             Section II.12     Intellectual Property.

                   (a) Section 2.12(a) of the Company Disclosure Schedule contains an accurate and complete listing setting forth (x) all registered Trademarks, Patents and registered Copyrights (as each such term is hereinafter defined) which are owned by the Company or any of its Subsidiaries and (y) all material Licenses to which the Company or any of its Subsidiaries is a party, such schedule indicating, as to each such License, whether the Company or any of its Subsidiaries is the licensee or licensor, whether it is royalty bearing, the territory, whether it is exclusive or non-exclusive, and the nature of the licensed property.

                   (b) Except as set forth in Section 2.12(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for the use of any Intellectual Property used in or necessary for its business as currently conducted or as currently proposed to be conducted. None of the Intellectual Property owned by the Company or by any of its Subsidiaries or, to the best of the Company's knowledge, licensed to the Company or to any of its Subsidiaries is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. Except as set forth in Section 2.12(b) of the Company Disclosure Schedule, there is no claim, charge, complaint, action, suit, proceeding, hearing, investigation or demand pending or, to the best of the Company's knowledge, threatened, which challenges the legality, validity, enforceability, or the Company's or any of its Subsidiaries' use or ownership of any of the Intellectual Property owned by the Company or any of its Subsidiaries or, to the best of the Company's knowledge, licensed to the Company or to any of its Subsidiaries.

                   (c) No material breach or default (or event which with notice or lapse of time or both would result in a material event of default) by the Company or any of its Subsidiaries exists or has occurred under any License or other agreement pursuant to which the Company or any of its Subsidiaries uses any Intellectual Property owned by a third party or has granted any third party the right to use its Intellectual Property, and the consummation of the transactions contemplated by this agreement will not violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default), result in a forfeiture under, or constitute a basis for termination of any such License or other agreement.

                   (d) The Company and its Subsidiaries own all registered Trademarks, Patents, and registered Copyrights set forth in Section 2.12(a) of the Company Disclosure Schedule as owned by the Company or a Subsidiary of the Company and own or have the right to use all items of Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company and its Subsidiaries and to conduct the business of the Company and its Subsidiaries as presently conducted or as currently proposed to be conducted.

                   (e) To the best of the Company's knowledge, except as set forth in Section 2.12(e) of the Company Disclosure Schedule, the conduct of the Company's and its Subsidiaries' business, the Intellectual Property owned or used by the Company and its Subsidiaries, and the products or services produced, sold or licensed by the Company and its Subsidiaries do not infringe any Intellectual Property rights of any person. The Company and its Subsidiaries have received no notice of any allegations or threats that the Company's and its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property of any third party.

                   (f) All of the Company's and its Subsidiaries' Patents, Trademarks and Copyrights set forth in Section 2.12(a) of the Company Disclosure Schedule have been duly registered, filed or issued, as the case may be, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations, and the Company and its Subsidiaries, as the case may be, are the record owners thereof, except in each case where the Company has determined in its reasonable business judgment that the use of such Intellectual Property is not required for the operation of its or its Subsidiaries' business. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property.

                   (g) No employees, officers, agents, directors or independent contractors of the Company or any of its Subsidiaries have asserted any claim, or have any valid claim or valid right, which is material, to any of the Company's or any of its Subsidiaries' Intellectual Property used in or necessary for the conduct of the Company's or its Subsidiaries' business as now conducted or as currently proposed to be conducted. To the best of the Company's knowledge, no employee, officer, agent or director of the Company or any of its Subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other person (including, any former employer) which conflicts with any obligation or commitment of such employee to the Company or any of its Subsidiaries under any agreement to which he or she is a party or otherwise.

                   (h) As used in this agreement, "Intellectual Property" means all of the following: (i) U.S. and foreign registered and unregistered trademarks, service marks, logos, trade names, corporate names and all registrations and applications to register the same (the "Trademarks"); (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights (the "Patents"); (iii) U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same (the "Copyrights"); (iv) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information; and (v) all licenses and agreements, other than licenses for the internal use and reproduction by the Company or any of its Subsidiaries of computer software and other works protected by copyrights, pursuant to which the Company has acquired rights in or to any Trademarks, Patents or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing ("Licenses").

             Section II.13  Employment  Matters.  Except as set forth in Section
2.13 of the Company Disclosure Schedule, to the best of the Company's knowledge,
(a) no key employee or group of key employees has any plans to terminate their employment with the Company or any of its Subsidiaries as a result of the transactions contemplated hereby or otherwise, (b) neither the Company nor any of its Subsidiaries has experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years, (c) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries, and (d) except as set forth in Section 2.13 to the Company Disclosure Schedule, the Company and each Subsidiary is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions.

             Section II.14 Compliance with Laws.  Except as set forth in Section
2.14 to the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance in all material respects with, and have not violated in any material respect, any applicable law, rule or regulation of any federal, state, local or foreign government or agency thereof (including but not limited to, Military Specifications and Federal Acquisitions Regulations), and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or to the best of the Company's knowledge, has been filed, commenced or threatened against the Company or any of its Subsidiaries alleging any such violation. The Company and its Subsidiaries hold all licenses, permits and approvals from all Governmental Entities which are material to the conduct of the business of the Company and its Subsidiaries and necessary for the Company and its Subsidiaries to own, lease and operate their properties and to conduct their businesses and all such licenses, permits and approvals are in full force and effect.

             Section II.15     Environmental Compliance.

             (a) Except as set forth in Section 2.15 to the Company Disclosure Schedule,

                   (i) all of the current and past operations of the Company, including the Company's current and past operations in connection with the Company's Environmental Engineering Services, comply, and have at all times complied, in all material respects with applicable Environmental Laws, and all of the current and past operations of the Company (x) at or from any real property presently or formerly owned, leased, managed or operated by the Company (collectively, the "Real Property"), and (y) at or from any real property presently or formerly leased, managed or operated by the Company in connection with the Company's Environmental Engineering Services, comply, and have at all times complied, in all material respects with applicable Environmental Laws.

                   (ii) neither the Company, nor to the best knowledge of the Company, any other person or entity, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping, transporting, disposal or arranging for transport or disposal of any Hazardous Substances at, on under or from the Real Property, except in compliance in all material respects with all applicable Environmental Laws;

                   (iii) the Real Property is not listed or to the best of the Company's knowledge proposed for listing on the National Priorities List (the "NPL") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or on any similar inventory of sites requiring investigation or remediation maintained by any state or locality. The Company has not received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities with respect to the Company, the Company's Environmental Engineering Services or the Real Property;

                   (iv) the Real Property does not contain any Hazardous Substances (as defined below) in, on, or under it, in concentrations which would presently violate any applicable Environmental Laws or to the best of the Company's knowledge would result in the imposition of obligations on the present or former owner, manager or operator of the Real Property under applicable Environmental Laws, for the investigation, clean-up, corrective action, remediation or monitoring of Hazardous Substances in, on, or under the Real Property;

                   (v) there are no underground storage tanks owned, leased, or operated by the Company or used in the business of the Company in, on, or under any Real Property;

                   (vi) there are no conditions existing at any currently owned, leased, managed, or operated real property that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws or with respect to the business of the Company that would be reasonably likely to result in the imposition of any material Environmental Liabilities on the Company as a result of the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping, transporting, disposing or arranging for transport or disposal of any Hazardous Substances, including in connection with the Company's Environmental Engineering Services;

                   (vii)   the   Company   has   all  the   permits,   licenses,
authorizations  and  approvals  necessary  for  the  conduct  of  its  business, including the Company's Environmental Engineering Services, and for the operations on, in or at the Real Property, which are required under applicable Environmental Laws (the "Environmental Permits"). The Company is in compliance in all material respects with the terms and conditions of all such Environmental Permits, and, to the best knowledge of the Company, no reason exists why the Company would not be capable of continued operation of its business, after the consummation of the Merger, in compliance in all material respects with the Environmental Permits and the applicable Environmental Laws;

                   (viii)the   Company   has   provided   to   Parent   or   its
representatives all environmental reports, assessments, audits, studies, investigations, data, Environmental Permits and other material written environmental information in its custody, possession or control concerning the Company, the Real Property and any Environmental Liabilities associated with the Company's business, including the Company's Environmental Engineering Services, and the Real Property;

                   (ix) the Company has not contractually, or to the best of the Company's knowledge, by operation of law, by the Environmental Laws, by common law or otherwise assumed or succeeded to any Environmental Liabilities of any predecessors or any other person or entity; and

                   (x) None of the items set forth in Section 2.15 of the Company's Disclosure Schedule, individually or in the aggregate, is reasonably likely to result in any material Environmental Liability.

             (b) As used in this Section 2.15, these terms shall have the following meanings:

                   (i) "Environment" means any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

                   (ii) "Environmental Engineering Services" means the Company's environmental engineering and support services, described in Item 1 to the Company's Form 10-K for the Fiscal Year Ended December 31, 1998, including (i) the development and management of environmental remediation plans, (ii) the contracting and subcontracting of remediation construction activities, (iii) the arrangement, transport, removal and offsite disposal and treatment of hazardous substances, and (iv) such other related activities of the Company performed in connection with such environmental engineering and support services.

                   (iii) "Environmental Laws" means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any written judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of human health and safety or the Environment.

                   (iv) "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind of nature by any party, entity or authority, (A) which are incurred as a result of
(i) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned, operated or managed by the Company, (ii) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the Company, or (iii) the violation of any Environmental Laws or (B) which arise under the Environmental Laws.

                   (v) "Hazardous Substances" means any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides and any chemicals, materials or substances regulated under any Environmental Law, or defined as or included in the definition of "hazardous substances," "hazardous wastes," "extremely hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants," or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any Environmental Law.

             (c) All  references  in this  Section  2.15  to the  Company  shall include any Subsidiary thereto, and all predecessors thereto, and any person or entity the liabilities of which, pursuant to the Environmental Laws, contractually, by common law, by operation of law or otherwise, the Company may have succeeded to.

             Section  II.16  Year 2000  Compliance.  (a)  Except as set forth in
Section 2.16 of the Company Disclosure Schedule, the computer systems and products of the Company and its Subsidiaries (including all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment are, or will by November 1, 1999 be, Year 2000 Compliant in all material respects. "Year 2000 Compliant" means that the computer systems: (i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output;
(ii) have the ability to provide date recognition for any data element without limitation (including date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values); (iii) have the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000;
(iv) have the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000; (vi) have the ability to process correctly after January 1, 2000 data containing dates before that date; and (vii) have the ability to recognize all "leap years," including February 29, 2000.

             Section II.17 Contracts. Section 2.17 to the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this agreement, of all agreements of the following types to which the Company or a Subsidiary is a party or may be bound (collectively, the "Material Contracts"):
(i) agreements filed as an exhibit to the Company SEC Documents and each agreement that would have been required to be filed as an exhibit to the Company SEC Documents had such agreement been entered into as of the date of filing any such Company SEC Documents; (ii) employment, severance, termination, consulting and retirement agreements that involve future annual payments in excess of $100,000; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments evidencing indebtedness in excess of $500,000; (iv) leases, subleases, licenses, contracts, agreements and other instruments that require aggregate future payments to or by the Company or any Subsidiary of more than $500,000 (other than purchase orders and other transactions entered into in the ordinary course of business consistent with past practice with a term not exceeding one year); (v) agreements containing any "change of control" provisions which, if triggered, would involve payments by the Company or any Subsidiary in excess of $150,000 or the forfeiture, loss or restriction of material rights of the Company or any Subsidiary, or a material increase in the obligations of the Company or any Subsidiary, thereunder; (vi) material agreements with any key employee, director or officer of the Company or a Subsidiary thereof, or person known to the Company to be a direct or indirect holder of 5% or more of any class of stock of the Company or any Subsidiary thereof; (vii) agreements prohibiting the Company or any Subsidiary from engaging or competing in any line of business or limiting such competition;
(viii) any joint venture, partnership and similar agreements involving a sharing of profits; (ix) acquisition or divestiture agreements relating to (A) the sale of assets or stock of the Company or any Subsidiary or (B) the purchase of assets or stock of any other person, in each case that involve or may involve future annual payments in excess of 100,000; (x) brokerage, finder's or financial advisory agreements; and (xi) guarantees of indebtedness for borrowed money of any person (other than a wholly-owned Subsidiary). Each of the Material Contracts is legally valid and binding and in full force and effect, and there are no material defaults by the Company or any of its Subsidiaries thereunder. The Company has previously made available for inspection by Parent or the Sub or their representatives all of the Material Contracts.

             Section II.18 Vote Required. The affirmative vote of the holders representing a majority of the number of votes entitled to be cast by the holders of the outstanding shares of Common Stock and Capital Stock, voting as a single class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this agreement and the transactions contemplated hereby.

             Section II.19 Information in Proxy Statement. The Proxy Statement, at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based solely on information supplied by Parent, LLC or the Sub for inclusion in the Proxy Statement. The Proxy Statement shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

             Section II.20 Company Actions With Respect to the Merger. The Board of Directors, at a meeting duly called and held, has (i) determined that each of this agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved this agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company approve and adopt this agreement and the Merger. The Board of Directors, at a meeting duly called and held, has unanimously approved the Stockholders Agreement for purposes of Section 203 of the DGCL. The actions set forth in this Section 2.20 and the other actions it has taken in connection therewith are sufficient to render the relevant provisions of such
Section 203 of the DGCL inapplicable to the Merger.

             Section II.21 Brokers. Except as set forth in Section 2.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this agreement based upon arrangements made by or on behalf of the Company.

             Section II.22 Insurance. Section 2.22 of the Company Disclosure Schedule contains a complete and correct list of all policies of insurance of any kind or nature covering the Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. All such policies (i) are with insurance companies financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all requirements of law and of all applicable Material Contracts; (iii) are valid, outstanding and enforceable policies; and
(iv) provide adequate insurance coverage for the assets and operations of the Company and its Subsidiaries for all risks normally insured against by persons carrying on the same business as the Company and its Subsidiaries. Complete and correct copies of such policies have been furnished to Parent. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has requested or made any material reduction in the scope or change in the nature of its insurance coverage.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT, LLC AND THE SUB

             Parent, LLC and the Sub represent and warrant to the Company that the statements contained in this Article III are true and correct as of the date of this agreement.

             Section III.1 Organization. Parent is a limited partnership duly organized and validly existing under the laws of Delaware, LLC is a limited liability company duly organized and validly existing under the laws of Delaware and the Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent, LLC and the Sub has all requisite corporate, partnership or other power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted.

             Section III.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent, LLC and the Sub has full partnership, limited liability company or corporate power and authority to execute and deliver this agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent, LLC and the Sub of this agreement, and the consummation of the Merger and of the transactions contemplated hereby have been duly authorized by the general partner of Parent, the Board of Managers of LLC and the Board of Directors of the Sub and by LLC as the sole stockholder of the Sub and no other partnership, limited liability company or corporate action on the part of Parent, LLC or the Sub is necessary to authorize the execution and delivery by Parent, LLC and the Sub of this agreement and the consummation of the transactions contemplated hereby. This agreement has been duly executed and delivered by Parent, LLC and the Sub, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of each of Parent, LLC and the Sub, as the case may be, enforceable against each of them in accordance with its respective terms.

             Section III.3 Consents and Approvals; No Violations. Except as set forth in Section 3.3 of the schedule attached to this agreement setting forth exceptions to Parent's, LLC's and the Sub's representations and warranties set forth herein (the "Parent Disclosure Schedule") and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws and the DGCL, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, none of the execution, delivery or performance of this agreement by Parent, LLC or the Sub, the consummation by Parent, LLC or the Sub of the transactions contemplated hereby or compliance by Parent, LLC or the Sub with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the limited partnership agreement or certificate of limited partnership of the Parent, the certificate of formation or limited liability company agreement of LLC or the certificate of incorporation or by-laws of the Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, LLC or the Sub is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, LLC or the Sub or any of their properties or assets.

             Section III.4 Information in Proxy Statement. None of the information supplied by Parent, LLC or the Sub specifically for inclusion or incorporation by reference in the Proxy Statement shall, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

             Section III.5 Company Shares. Neither Parent, LLC nor any of their Subsidiaries owns any Shares.

             Section III.6 Brokers. Except for Veronis, Suhler and Associates Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this agreement based upon arrangements made by or on behalf of Parent, LLC or the Sub.

             Section III.7     Merger    Consideration.    Parent    has   the
financial resources to consummate the Merger.


                                   ARTICLE IV

                                    COVENANTS

             Section  IV.1 Interim   Operations  of  the  Company. The  Company
covenants and agrees that, except (i) as expressly contemplated by this agreement, (ii) as set forth in Section 4.1 of the Company Disclosure Schedule, or (iii) as agreed in writing by Parent, after the date hereof, and prior to the consummation of the Merger or the termination of this Agreement:

                   (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                   (b) the Company shall not, directly or indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it; (ii) amend its certificate of incorporation or by-laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

                   (c) neither the  Company nor any of its  Subsidiaries  shall:
(i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (except dividends from a wholly-owned Subsidiary to the Company); (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than (x) the issuance of shares reserved for issuance on the date hereof for the purpose reserved or (y) the issuance of shares pursuant to the General Physics Corporation Profit Investment Plan in the ordinary course of business consistent with past practice but in no event shall the Company issue in any one month shares with an aggregate value (based on the then current market price of the Shares) of more than $125,000; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify in any respect materially adverse to the Company any material indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                   (d) other than in the ordinary and usual course of business and consistent with past practice, neither the Company nor any of its Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or key employees or materially increase the foregoing for any other employees; or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than the Company Options as provided in Section 1.9; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any its Subsidiaries;

                   (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                   (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated, except in the ordinary course of business and consistent with past practice;

                   (g)  except   with   Parent's   consent,   which   shall  not
unreasonably be withheld or delayed, neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt other than short term debt incurred or assumed in the ordinary course of business in amounts consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, or make any loan, advance or capital contribution to, or investment in, any other person or entity, other than (1) wholly owned Subsidiaries of the Company, (2) pursuant to existing commitments under the Material Contracts listed on Section 2.17 to the Company Disclosure Schedule or under any existing contract that is not a Material Contract, or (3) in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $450,000 at any time outstanding prior to February 1, 2000 and $250,000 at any time outstanding thereafter; (iii) enter into any commitment or transaction with a client involving more than $1,000,000 (other than pursuant to existing commitments under the Material Contracts listed on such Section 2.17 or under any existing contract that is not a Material Contract); or (iv) make any capital expenditure or purchase or lease of assets, securities or real estate in excess of $250,000 for any one expenditure, purchase or lease or $1,000,000 in the aggregate for all such expenditures, purchases or leases (other than pursuant to existing commitments under the Material Contracts listed on such Section 2.17 or under any existing contract that is not a Material Contract).

                   (h) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

                   (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

                   (j) neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger or in accordance with Section 4.4);

                   (k) neither the Company nor any of its Subsidiaries shall take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article V not being satisfied, or would make any representation or warranty of the Company, contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially adversely affect the Company or its Subsidiaries, materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

                   (l) neither the Company nor any of its Subsidiaries shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

             Section IV.2Access; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, environmental consultants, financing sources and other representatives of Parent and LLC, access (including for environmental due diligence purposes), during normal business hours (at such times and in such manner so as not to interfere with the normal business operations of the Company and its Subsidiaries), during the period prior to the consummation of the Merger, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of a letter agreement dated May 17, 1999 between the Company and Parent (the "Confidentiality Agreement"). A copy of any sample results obtained by the Parent in connection with its environmental due diligence shall be promptly provided to the Company at its request.

             Section IV.3Consents and Approvals.

                   (a) Each of the Company, Parent, LLC and the Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this agreement and the transactions contemplated hereby (which requirements shall include, without limitation, those identified in Section 2.4 of the Company Disclosure Schedule or Section 3.3 of the Parent Disclosure Schedule, and which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this agreement and the transactions contemplated hereby. Each of the Company, Parent, LLC and the Sub shall, and shall cause its Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, LLC, the Sub, the Company or any of its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this agreement.

                   (b) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable, and in no event later than 15 days from the date of this agreement, notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for
additional   information  or  documentation   and  to  respond  as  promptly  as
practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

             Section IV.4No Solicitation, etc.

                   (a) The Company shall not, and shall not permit any of the officers, directors, employees, agents or representatives of the Company or any of its Subsidiaries (including any financial advisor, attorney or accountant retained by the Company or any of its Subsidiaries) to:

                         (i)   directly  or  indirectly   initiate,   solicit,
encourage, participate in or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"); or

                         (ii)  directly   or   indirectly    engage   in   any
negotiations concerning an Acquisition Proposal, or provide any confidential information or data to, any person or entity (other than Parent, LLC or any of their affiliates or representatives relating to an Acquisition Proposal (whether made before or after the date of this agreement) or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                   (b) The Company immediately shall cease any existing activities or negotiations with any third parties with respect to any Acquisition Proposal, and the Company promptly shall inform those parties in writing of the Company's obligations under paragraph (a) above and this paragraph (b). In addition, the Company promptly shall inform the officers, directors, employees, agents and representatives of the Company and of its Subsidiaries (including any financial advisor, attorney or accountant retained by the Company or any of its Subsidiaries) of the Company's obligations under paragraph (a) above and this paragraph (b).

                   (c) Nothing contained in this agreement shall prevent the Board of Directors or the Special Negotiating Committee of the Board of Directors (the "Special Committee") or the Company from (x) complying with Rules 14e-2 and 14d-9 under the Exchange Act with regard to an Acquisition Proposal or providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal (so long as such proposal did not result from a breach of the provisions of paragraph (a) or (b)), if the Board of Directors or the Special Committee or the Company receives from the person so requesting such information an executed confidentiality agreement with terms substantially the same as those contained in the confidentiality agreement between Parent and the Company including a one year restriction on solicitation of employees, or engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that in each case (A) the Board of Directors or the Special Committee determines in good faith after consultation with outside legal counsel that failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable law and (B) the Board of Directors or the Special Committee determines in good faith after consultation with its financial advisor that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal (including the financial capability of that person and any conditions contained in the proposal), and that such Acquisition Proposal would, if consummated, be reasonably likely to result in a more favorable transaction than the transaction contemplated by this agreement (any such more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"); provided, however, that the Company may not, except as permitted by paragraph (d) below, approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal, or (y) for a period of 30 days from the date hereof, providing reasonable information in response to a request therefor by a person who has expressed an interest in acquiring the Company (so long as such request was not solicited by the Company or any of its representatives after the date hereof), if the Board of Directors or the Special Committee receives from the person so requesting such information a confidentiality agreement with terms substantially the same as those contained in the confidentiality agreement between Parent and the Company including a one year restriction on solicitation of employees.

                   (d Neither the Board of Directors nor any committee of the Board of Directors shall approve or recommend, or propose to approve or recommend, any Acquisition Proposal by a third party, or enter into a definitive agreement regarding any third party Acquisition Proposal, unless the Board of Directors (or any committee thereof) shall have (x) determined in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable law and (y) determined in good faith, after receiving advice from its financial advisor, that the Acquisition Proposal is superior to the Merger and that such Acquisition Proposal is a Superior Proposal.

                   (e The Company shall notify Parent promptly (but in any event within 24 hours) if any inquiries, proposals or offers relating to an Acquisition Proposal are received by the Company or any of its representatives or any information relating to an Acquisition Proposal is requested from, or any discussions or negotiations relating to an Acquisition Proposal are sought to be initiated or continued with, the Company or any of its representatives. The Company shall identify in its notice the name of the person or entity involved and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, of any material changes in the status and content of any such proposals or offers and the status of any such negotiations or discussions. If the Board of Directors determines that any Acquisition Proposal is a Superior Proposal and the per Share price is not more than 10% greater than the per Share Merger Consideration, then the Board shall so notify Parent and shall give Parent up to five business days to propose changes to the terms and conditions of the Merger and the Company shall during that five business day period negotiate in good faith with Parent with respect to such proposed changes and, if agreement is reached, amend this agreement so there is no Superior Proposal.

             Section IV.5Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to achieve the satisfaction of all conditions set forth in Article V, and to consummate and make effective the Merger and the other transactions contemplated by this agreement. Without limitation of the foregoing, Parent, LLC, the Sub and the Company shall use all reasonable efforts to take such steps and provide and comply with such undertakings as may be required by any
Governmental Entity whose approval or consent, or with respect to which a waiting period must expire, to satisfy the conditions set forth in Article V; provided that such steps and undertakings shall not impose upon the Company or Parent and the Sub any terms or conditions which Parent determines reasonably and in good faith to be unreasonably burdensome to Parent or the Sub or to the operations of the Company on a going-forward basis or impose upon the Company any terms or conditions which the Company determines reasonably and in good faith to be unreasonably burdensome to the Company. Neither Parent, LLC nor Sub shall take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article V not being satisfied, or would make any representation or warranty of Parent, LLC and Sub contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially adversely affect Parent, LLC or Sub, materially impair the ability of Parent, LLC or Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this agreement, the proper officers and directors (or managers, as the case may be) of the Company, Parent, LLC and the Sub shall use all reasonable efforts to promptly take or cause to be taken, all such necessary actions.

             Section IV.6Publicity. The initial press release with respect to the execution of this agreement shall be a joint press release acceptable to Parent and the Company and shall be in substantially the form attached hereto as
Exhibit 4.6. Thereafter, so long as this agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

             Section IV.7Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent, LLC or the Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

             Section IV.8Directors'    and    Officers'    Insurance    and
Indemnification.

                   (a For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to, (i) retain all provisions of the Company's certificate of incorporation and by-laws as now in effect respecting the limitation of liabilities of directors and officers and indemnification, and (ii) indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party"), against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Parent or the Surviving Corporation)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under Delaware law, subject to the terms of the Company's certificate of incorporation or by-laws, as in effect at the date hereof; provided that, in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided, further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the certificate of incorporation or the by-laws, as the case may be, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; and provided, further, that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company. In the event the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.8.

                   (b Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O
Insurance") for a period of not less than six years after the Effective Date; provided, that the Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or cancelled during such period, Parent or the Surviving Corporation shall use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall the Company be required to pay aggregate premiums for insurance under this Section in excess of 150% of the aggregate premiums paid by the Company in 1998 on an annualized basis for such purpose (the "1998 Premium"); and provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.8(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium of 150% of the 1998 Premium.

             Section IV.9Rights Agreement. At the Closing, the Company shall take all actions necessary to redeem the Company Rights in accordance with the Rights Agreement.

             Section IV.10 Audit. The Company shall cause KPMG LLP, its independent accountants, to audit and deliver its report with respect to the consolidated balance sheet of the Company and its subsidiaries and with respect to the consolidated balance sheet of General Physics Corporation and its subsidiaries as of September 30, 1999 and the consolidated results of operations of the Company and its subsidiaries and the consolidated results of operations of General Physics Corporation and its subsidiaries for the nine months ended September 30, 1999, in accordance with GAAP consistently applied (the "1999 Audit"), and shall use its reasonable efforts to deliver the 1999 Audit to Parent no later than December 15, 1999. Parent shall pay any and all expenses of the 1999 Audit unless this agreement is terminated as a result of the failure to satisfy the conditions in Section 5.1(h).


                                    ARTICLE V

                                   CONDITIONS

             Section V.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                   (a    Stockholder  Approval.   This  agreement  shall  have
been approved and adopted by the requisite vote of the holders of the Shares in order to consummate the Merger;

                   (b Statutes; Consents. There shall not have been any statute, rule, regulation, injunction, writ or order enacted, promulgated or issued by any court or by any Governmental Entity which declares this agreement unenforceable in any material respect or which prohibits consummation of the Merger, and all governmental consents, orders and approvals (including, without limitation, those identified in Section 2.4 of the Company Disclosure Schedule) required for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time; and

                   (c HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

             Section V.2 Conditions to Parent's, LLC's and the Sub's Obligations to Effect the Merger. The obligations of Parent and the Sub to consummate the Merger are further subject to the fulfillment of the following conditions, any and all of which may be waived in whole or in part by Parent and the Sub:

                   (a Representations and Warranties. All of the representations and warranties of the Company set forth in this agreement that are qualified as to materiality shall be true and correct in all respects, and all of the representations and warranties of the Company set forth in this agreement that are not qualified as to materiality shall be true and correct in all material respects, as of the date of this agreement and as of the Closing Date (except that representations and warranties that address matters as of a particular date need be true only as of that date), with such exceptions as do not in the aggregate have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this agreement in any material respect;

                   (b Covenants. The Company shall have performed in all material respects all material obligations of the Company and complied in all material respects with all material agreements or covenants of the Company to be performed or complied with by it under this agreement;

                   (c Opinion. Parent shall have received an opinion of Duane, Morris & Heckscher LLP, counsel to the Company, substantially in the form of
Exhibit 5.2(c)(1) and an opinion of Andrea Kantor, Esq., General Counsel of the Company, substantially in the form of Exhibit 5.2(c)(2);

                   (d Material Adverse Change. There shall not have occurred any material adverse change (or any developments that, insofar as reasonably can be foreseen, are reasonably likely to result in a material adverse change) in the condition (financial or otherwise), business, results of operations, assets or prospects of the Company and its Subsidiaries taken as a whole;

                   (e Injunctions. There shall not be any threatened or pending suit, action or proceeding by any Governmental Entity against the Sub, Parent, the Company or any Subsidiary of the Company (A) seeking to prohibit or impose any material limitations on Parent's or the Sub's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Sub or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, (B) seeking to restrain or prohibit the consummation of the Merger or the performance of any of the other transactions contemplated by this agreement or seeking to obtain from the Company, Parent or the Sub any damages that are material in relation to the Company and its Subsidiaries taken as a whole and (C) which otherwise would prohibit the consummation of the Merger or materially adversely affect or be reasonably likely to materially adversely affect the Company or its Subsidiaries taken as a whole; and no other action shall have been taken by any Governmental Entity, other than the application to the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (A) through (C) above;

                   (f Consents. All consents under the Material Agreements listed on Section 5.2(f) of the Company Disclosure Schedule shall have been obtained, without any terms or conditions that Parent determines in good faith to be unreasonably burdensome to Parent, LLC or the Sub or the operations of the Company on a going forward basis, and shall be in effect at the Effective Time;

                   (g    Environmental Matters.

                         (i0   For each property owned,  leased or operated by
the Company in the State of New Jersey, Parent or its representatives shall have received either (A) a Letter of Non-Applicability under New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), or, (B) if it is determined that the transactions under this Agreement trigger ISRA as concerns certain of the properties owned, leased or operated by the Company in New Jersey, for each of those properties a written approval by the New Jersey Department of Environmental Protection (the "NJDEP") of a negative declaration affidavit, which affidavit has been submitted by the Company to the NJDEP. Parent or its representatives shall also have received copies of all submissions made to the NJDEP under ISRA and copies of all correspondence to or from the NJDEP under ISRA.

                         (ii0  For each property owned,  leased or operated by
the Company in the State of Connecticut, Parent or its representatives shall have received either (A) documentation satisfactory to Parent that the transactions under this Agreement do not trigger Connecticut's Real Property Transfer Act, C.G.S.A. 22a-134 et seq. (the "Connecticut Real Property Transfer Act"), or (B) if it is determined that the transactions under this Agreement do trigger the Connecticut Real Property Transfer Act as concerns certain of the properties owned, leased, or operated by the Company in Connecticut, Parent or its representatives shall have received from the Company for each of the properties that does trigger the Connecticut Real Property Transfer Act (x) either (a) a properly completed and executed Form I as that term is defined in the Connecticut Real Property Transfer Act, indicating that no discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste has occurred at the subject Connecticut property as determined by an investigation conducted in accordance with prevailing standards, or (b) a properly completed and executed Form II as that term is defined in the Connecticut Real Property Transfer Act, indicating that any discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste which has occurred at the subject Connecticut property has been remediated in accordance with the remediation standards and that the remediation has been appropriately approved or that no remediation is necessary to achieve compliance with the remediation standards, and (y) documentation satisfactory to Parent that the Form Is and Form IIs have been submitted to the Commissioner of Environmental Protection, as required under the Connecticut Real Property Transfer Act, and that those respective Form Is and Form IIs were the appropriate forms for filing under the Connecticut Real Property Transfer Act;

                   (h Audit Results. The 1999 Audit shall have been delivered to Parent and shall not indicate that the consolidated financial statements of the Company and its subsidiaries as of June 30, 1999 included in the Company's Form 10-Q for the quarter ended June 30, 1999 or the consolidated financial statements of General Physics Corporation and its subsidiaries as of August 31, 1999 included in Section 5.2(h) of the Company Disclosure Schedule (i) are inaccurate in any respect that would have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole or that would otherwise materially and adversely affect the value of the Company and its Subsidiaries taken as a whole or the value of General Physics Corporation and its subsidiaries taken as a whole or (ii) were not prepared in accordance with generally accepted accounting principles applied on a basis consistent with the application of those principles for prior periods;

                   (i    Redemption   of  Rights.   The  Company   shall  have
redeemed the Company Rights in accordance with the Rights Agreement; and

                   (j Aggregate Consideration. The aggregate number of shares of Common Stock or Capital Stock outstanding at the Effective Time, together with the aggregate number of shares of Common Stock or Capital Stock issuable upon exercise or conversion of any options, warrants, calls, subscriptions or other rights (other than the Company Rights), agreements, arrangements or commitments of any character, shall not exceed an amount equal to 14,735,508 (after giving effect to the cancellation of 453,623 options pursuant to the Stockholders Agreement) plus any shares issued pursuant to the General Physics Corporation Profit Investment Plan in accordance with Section 4.1(c), and the aggregate exercise price of all Company Options shall not be less than the amount (the "Aggregate Amount") indicated in Section 1.9 of the Company Disclosure Letter; provided, however, this condition shall be deemed satisfied if the aggregate additional cost to Parent from either the aggregate number of Shares exceeding 14,735,508 or the aggregate exercise price being less than the Aggregate Amount is less than $100,000 or if any third party reimburses the Parent for any cost in excess of $100,000.

             Section V.3 Conditions to Company's Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are further subject to the fulfillment of the following conditions, any or all of which may be waived in whole or in part by the Company:

                   (a Representations. All of the representations and warranties of the Parent, LLC and the Sub set forth in this agreement that are qualified as to materiality shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this agreement and as of the Closing Date;

                   (b Covenants. Parent, LLC and the Sub shall have performed in all respects its obligations under Section 1.7(a) and in all material respects all other material obligations and complied in all material respects with all other material agreements or covenants of the Parent, LLC and the Sub to be performed or complied with by them under this agreement; and

                   (c Opinion. The Company shall have received an opinion of Proskauer Rose LLP, counsel to Parent, LLC and the Sub, substantially in the form of Exhibit 5.3(c).


                                   ARTICLE VI

                                   TERMINATION

             Section VI.1Termination. This agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                   (a    By the  mutual  written  consent  of  Parent  and the
Company.

                   (b    By either the Company or Parent:

                         (i0 if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                         (ii0  if  the  Merger   shall  fail  to  receive  the
       requisite vote for approval and adoption by the stockholders of the Company; or

                         (iii0 if the Merger shall not have been consummated before June 30, 2000; provided, however, this Section 6.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this agreement has been the cause of, or resulted in, the failure to consummate the Merger before that date.

                   (c    By the Company:

                         (i0 in connection with entering into a definitive agreement in accordance with Sections 4.4(c), (d) and (e), provided it has complied with all provisions thereof, including the notice provisions therein; or

                         (ii0 if Parent, LLC or the Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent, LLC or the Sub, as applicable.

                   (d By Parent, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Parent to the Company (an "Uncured Breach"), provided that such Uncured Breach, together with all other then existing Uncured Breaches, cause the condition in Section 5.2(a) or (b) not to be satisfied.

             Section VI.2Effect of Termination. In the event of the termination of this agreement pursuant to its terms, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, LLC, the Sub or the Company except (a) for fraud, (b) as set forth in Section 7.1,
(c) for any willful breach prior to such termination of any covenant or agreement in this agreement, or (d) for any intentional breach prior to such termination of any representation or warranty in this agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

             Section VII.1     Fees and Expenses.

                   (a Except as contemplated by this agreement, including Sections 4.10 and 7.1(b) hereof, all costs and expenses incurred in connection with this agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                   (b If (x) the Company  shall  accept a Superior  Proposal and shall terminate this agreement pursuant to Section 6.1(c)(i) and (A) the transaction contemplated by the Superior Proposal is consummated within nine months after that termination or (B) within six months thereafter the Company enters into an agreement for a transaction pursuant to a different Acquisition Proposal (whether received before or after termination) at a price and on terms at least as favorable to the stockholders of the Company as the Merger, and the transaction contemplated by that Acquisition Proposal is consummated within nine months after that termination, or (y) the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company, the Company or Parent shall terminate this agreement pursuant to Section 6.1(b)(ii), prior to that failure to receive such vote the Company shall have received an Acquisition Proposal at a price and on terms at least as favorable to the stockholders of the Company as the Merger and the transaction contemplated by that Acquisition Proposal is consummated within nine months after that termination, then, upon consummation of the transaction, the Company shall pay to Parent a cash fee (the "Termination Fee") in an amount equal to 2.75% of the aggregate Merger Consideration (assuming for purposes of calculating the Termination Fee that the Exchanged Shares had not been exchanged for interests in the LLC and were instead converted into the right to receive the Merger Consideration applicable to such shares) plus an amount to be established by submission by Parent to the Company of reasonably satisfactory documentation up to $625,000 to reimburse Parent for its costs, fees and expenses (including, but not limited to, investment banking, legal and accounting costs, fees and expenses) in connection with the Merger and this agreement (the "Expense Reimbursement"), provided, however, that no Termination Fee or Expense Reimbursement shall be payable if the Sub, LLC or Parent was in material breach of its representations, warranties, covenants or obligations under this agreement at the time of its termination.

                   (c Notwithstanding anything to the contrary in Section 7.1(b), if the Company shall terminate this agreement pursuant to Section 6.1(c)(i) and the Company does not consummate within nine months after that termination, a transaction pursuant to the Superior Proposal or pursuant to a different Acquisition Proposal at a price and on terms at least as favorable to the stockholders of the Company as the Merger, the Termination Fee shall be 2% and the Termination Fee and Expense Reimbursement shall be payable within 30 days after the expiration of that nine month period by delivery, at the Company's election, of (i) the Company's negotiable promissory note in the aggregate amount of the Termination Fee and the Expense Reimbursement (the "Note") or (ii) shares of Common Stock (the "Payment Shares") having a fair market value (based on the closing price of the Common Stock on the New York Stock Exchange on the tenth trading day after termination of this agreement equal to the aggregate amount of the Termination Fee and the Expense Reimbursement. The Note shall mature on the third anniversary of issuance, shall be payable in equal quarterly installments on the first day of each calendar quarter after delivery of the Note and shall bear interest from the date of termination of this agreement at a rate equal to the prime rate of Chase Manhattan Bank, N.A. in effect from time to time. Any Payment Shares shall be taken by Parent for investment and not with a view to distribution thereof and Parent hereby agrees not to sell or otherwise dispose of one-half of any Payment Shares for a period of one year after receipt. Any Payment Shares may bear a restrictive legend with respect to the foregoing restrictions.

                   (d Payment of the Termination Fee and Expense Reimbursement upon any termination referred to in Section 7.1(b) or 7.1(c) shall be the sole and exclusive remedy for Parent, LLC and the Sub as a result of such termination.

             Section VII.2 Amendment and Modification. Subject to applicable law, this agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration or effect any other change requiring stockholder approval under applicable law.

             Section VII.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this agreement or in any schedule, instrument or other document delivered pursuant to this agreement shall survive the Effective Time.

             Section VII.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice);

                   (a    if to Parent, LLC or the Sub, to:

                         VS&A Communications Partners III, L.P.
                         350 Park Avenue
                         New York, New York  10022
                         Attn:  Jeffrey T. Stevenson
                         President and
                         Jonathan D. Drucker, Esq.
                         General Counsel
                         with a copy to:

                         Proskauer Rose LLP
                         1585 Broadway
                            New York, New York 10036
                          Attn: Bertram A. Abrams, Esq.

                   (b    if to the Company, to:

                            GP Strategies Corporation
                         9 West 57th Street
                            New York, New York 10019
                         Attn:  Jerome I. Feldman, President

                         with a copy to:

                          Duane, Morris & Heckscher LLP
                         380 Lexington Avenue
                            New York, New York 10168
                          Attn: Robert J. Hasday, Esq.

             Section VII.5 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

             Section VII.6 Entire Agreement; No Third Party Beneficiaries. This agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 4.8 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that the stockholders of the Company shall have the right to enforce their rights to receive the Merger Consideration pursuant to Sections 1.6(c) and 1.7.

             Section VII.7 Severability. Any term or provision of this agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

             Section VII.8 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

             Section VII.9 Assignment. Neither this agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent, LLC or to any direct or indirect wholly owned Subsidiary of Parent or LLC. Subject to the preceding sentence, this agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                               VS&A COMMUNICATIONS PARTNERS III, L.P.

                               By: VS&A Equities III, LLC, its general
                                     partner

                               By:
                                     Jeffrey T. Stevenson, President and
                                     Senior Managing Member

                                 VS&A-GP, L.L.C.

                               By: VS&A Communications Partners III, L.P.

                               By: VS&A Equities III, LLC, its general
                                     partner

                               By:
                                     Jeffrey T. Stevenson, President and
                                     Senior Managing Partner

                               VS&A-GP ACQUISITION, INC.

                               By:
                                     Jeffrey T. Stevenson
                                    President


                               GP STRATEGIES CORPORATION

                               By:
                                     Jerome I. Feldman
                                    President

                           Company Disclosure Schedule
                                 (See Attached)

                           Parent Disclosure Schedule
                                 (See Attached)